UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2023

Horizon Acquisition Corporation II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-39631	98-1553406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road, Suite 200 Greenwich, CT	06830
(Address of principal executive offices)	(Zip Code)

(203) 298-5300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A Ordinary Share, $0.0001 par value, and one-third of one redeemable Warrant	HZON.U	The NYSE American LLC
Class A Ordinary Shares included as part of the units	HZON	The NYSE American LLC
Redeemable warrants included as part of the units, each whole warrant exercisable for one Class A Ordinary Share at an exercise price of $11.50	HZON WS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, Horizon Acquisition Corporation II, a Cayman Islands exempted company (“Horizon”) entered into a Business Combination Agreement (the “BCA”), dated as of October 11, 2022, among the Company, OTH Merger Sub 1, LLC, a Delaware limited liability company and a direct wholly owned subsidiary of Horizon, Flexjet, Inc., a Delaware corporation (“Flexjet”), Flexjet Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Flexjet, and Epic Aero, Inc., a Delaware corporation (“Epic”). Epic Fairgrave, Inc., a Delaware corporation (“Epic Fairgrave”), became a party to the BCA by joinder dated February 21, 2023.

On April 11, 2023, pursuant to Section 10.1 of the BCA, Horizon, Epic, and Epic Fairgrave entered into a Termination Agreement (the “Termination Agreement”) to terminate the BCA and abandon the transactions contemplated by the BCA (together, the “Termination”). The Termination Agreement also terminates and makes void the Ancillary Agreements (as defined in the BCA). Additionally, the Termination Agreement provides for a mutual release of claims among the parties and their affiliates.

As a result of the Termination, the BCA is of no further force and effect, with the exception of specified provisions in Section 10.2 of the BCA and the confidentiality provisions of the Ancillary Agreements, each of which shall survive the termination of the BCA and remain in full force and effect in accordance with their respective terms.

As a condition to the effectiveness of the Termination and the other matters contemplated by the Termination Agreement, Epic is required to pay Horizon a termination payment (the “Termination Payment”) of $30,059,000. The Termination Payment must be paid no later than five business days after the execution of the Termination Agreement. The Termination and the other transactions contemplated by the Termination Agreement are effective upon the Company’s receipt of the Termination Payment. If the Termination Payment is not paid within five business days, Horizon has the right to terminate the Termination Agreement. If Horizon elects to terminate the Termination Agreement, the Termination and other transactions contemplated by the Termination Agreement shall not occur, and the BCA and each Ancillary Agreement shall continue in full force and effect.

The foregoing descriptions of the BCA, the Termination Agreement and the Ancillary Agreements do not purport to be complete and are qualified in their entirety by the terms and conditions of, respectively, (i) the BCA, a copy of which was previously filed as Exhibit 2.1 to Horizon’s Current Report on Form 8-K on October 11, 2022, (ii) the Termination Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 10.1, and the terms of which are incorporated by reference herein and (iii) the Ancillary Agreements, copies of which were previously filed as Exhibits 10.1, 10.3, 10.4 and 10.5 to Horizon’s Current Report on Form 8-K on October 11, 2022.

Item 1.02. Termination of Material Definitive Agreement.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 1.02.

Item 8.01 Other Events.

On April 11, 2023, Horizon issued a press release announcing the termination of the BCA and Horizon’s intent to promptly liquidate Horizon following receipt of the Termination Payment. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Termination Agreement, dated April 11, 2023, among Epic Fairgrave, Inc., Epic Aero, Inc. and Horizon Acquisition Corporation II.
99.1	Press Release, dated April 11, 2023.
104	Cover Page Interactive Data File - the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HORIZON ACQUISITION CORPORATION II

By:	/s/ Todd Boehly
	Name:	Todd Boehly
	Title:	Chairman, Chief Executive Officer and Chief Financial Officer

Date: April 11, 2023